UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2006

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Gregory Schiffman, Executive Vice President and Chief Financial Officer, will be speaking at the Citigroup 2006 Healthcare Conference in Washington, DC on February 28, 2006. Mr. Schiffman’s remarks are expected to include the following matters:

We are establishing a probe array manufacturing facility in Singapore. This new facility will increase our manufacturing capacity, establish redundancy for array manufacturing and provide a source of array product for our international businesses. In February 2006, we successfully completed the first in a series of manufacturing tests to demonstrate the capability of the Singapore facility. Passing this milestone keeps us on track for Singapore commercial array production in the second half of 2006.

Recent production yields on the Mapping 500K Array Set consistently exceed 75% in our Sacramento facility. At current yields, we believe that we will have sufficient capacity to meet customer demand for the Mapping 500K Array Set in 2006.

More than 70 of our existing customers are currently scaling up production on the Mapping 500K Array Set and some of these customers are experiencing challenges in the scale up. Since many customers complete projects before reordering, this may affect the timing of the 500K product reorders. In addition, we believe that the market for whole genome mapping products has temporarily slowed as early technology adopters begin to report on their whole genome genotyping studies and customers evaluate claims of competitive products about future price and performance.

The factors described above may increase the risk around our expected revenue targets for the Mapping 500K Array Set.

All statements in this Current Report on Form 8-K that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks of the Company’s ability to achieve and sustain higher levels of revenue (including risks associated with the Company’s ability to achieve hoped for revenue targets for the Mapping 500K Array Set), higher gross margins, reduced operating expenses; uncertainties relating to technological approaches, manufacturing (including risks related to the Company’s ability to achieve hoped-for manufacturing yields for certain array products, including the ability to identify and resolve manufacturing problems and risks and uncertainties associated with establishing our new probe array manufacturing facility in Singapore), product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statements are based.

The information furnished under Item 8.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into Affymetrix’ filings with the

SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Gregory T. Schiffman
Name: Gregory T. Schiffman
Title: Executive Vice President and Chief Financial Officer

Dated: February 28, 2006